Exhibit 23.1

                       Consent of Independent Accountants

The Board Of Trustees
Mid-Atlantic Reality Trust

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                (signed)KPMG LLP

Baltimore, MD
Arpil 3, 2000